As filed with the Securities and Exchange Commission on March 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERIE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3109565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2030 Main Street, Suite 1500

Irvine, California 92614

(949) 526-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aerie Pharmaceuticals, Inc. Inducement Award Plan

(Full title of the Plan)

Vicente Anido, Jr., PhD

Chief Executive Officer

Aerie Pharmaceuticals, Inc.

2030 Main Street, Suite 1500

Irvine, California 92614

Tel. No.: (949) 526-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value per share	194,500 (2)	$41.30 (3)	$ 8,032,850.00	$ 931.01
Common Stock, $0.001 par value per share	223,500 (4)	$47.53 (5)	$10,622,955.00	$1,231.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Aerie Pharmaceuticals, Inc.’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Aerie Pharmaceuticals, Inc. Inducement Award Plan (the “Inducement Award Plan”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.
(2)	Represents the number of shares of Common Stock issuable upon exercise of options that have been granted under the Inducement Award Plan.
(3)	Represents the weighted average exercise price for such outstanding options pursuant to Rule 457(h) under the Securities Act. The offering price is estimated solely for purposes of calculating the registration fee.
(4)	Represents the total of 223,500 shares that remain available for future issuances under the Inducement Award Plan.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on March 6, 2017, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Aerie Pharmaceuticals, Inc. (the “Registrant”), relating to an aggregate of 418,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Aerie Pharmaceuticals, Inc. Inducement Award Plan (the “Inducement Award Plan”). The purpose of this Registration Statement is to register the aforementioned 418,000 shares on this Registration Statement. The Inducement Award Plan was approved by the Board of Directors of the Registrant on December 7, 2016, and all awards under the Inducement Award Plan are intended to be made in compliance with and reliance on NASDAQ Listing Rule 5635(c)(4).

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152), filed by the Registrant with the Commission under the Securities Act on March 9, 2017.

(b) A description of the Registrant’s Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No. 001-36152) filed by the Registrant with the Commission on October 25, 2013, which incorporates by reference the description of the Common Stock contained in the S-1 Registration Statement including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

Item 6.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	Transaction from which the director derived an improper personal benefit;

•	Act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	Unlawful payment of dividends or purchase or redemption of shares; or

•	Breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s restated certificate of incorporation and bylaws each provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the DGCL.

The Registrant has entered into indemnification agreements with its directors and executive officers. These indemnification agreements may require the Registrant, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Registrant’s directors or executive officers.

The Registrant intends to purchase and maintain a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registrant has entered into an underwriting agreement in connection with the initial public offering of the Common Stock, which provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities, including liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2	Aerie Pharmaceuticals, Inc. Inducement Award Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

4.3	Form of Aerie Pharmaceuticals, Inc. Inducement Award Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

4.4	Form of Aerie Pharmaceuticals, Inc. Inducement Award Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Irvine, California, on this 9th day of March, 2017.

AERIE PHARMACEUTICALS, INC.

By:	/S/ RICHARD J. RUBINO
Richard J. Rubino
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Vicente Anido, Jr. and Richard J. Rubino and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ VICENTE ANIDO, JR., PH.D. Vicente Anido, Jr., Ph.D.	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	March 9, 2017

/s/ RICHARD J. RUBINO Richard J. Rubino	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2017

/s/ GERALD D. CAGLE, PH.D. Gerald D. Cagle, Ph.D.	Director	March 9, 2017

/s/ RICHARD CROARKIN Richard Croarkin	Director	March 9, 2017

/s/ MICHAEL M. DU TOIT Michael M. du Toit	Director	March 9, 2017

/s/ GEOFFREY DUYK, M.D., PH.D. Geoffrey Duyk, M.D., Ph.D.	Director	March 9, 2017

/s/ MURRAY A. GOLDBERG Murray A. Goldberg	Director	March 9, 2017

/s/BENJAMIN F. MCGRAW, III, PHARM. D. Benjamin F. McGraw, III, Pharm. D.	Director	March 9, 2017

/s/ JULIE MCHUGH Julie McHugh	Director	March 9, 2017

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2	Aerie Pharmaceuticals, Inc. Inducement Award Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

4.3	Form of Aerie Pharmaceuticals, Inc. Inducement Award Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

4.4	Form of Aerie Pharmaceuticals, Inc. Inducement Award Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152) filed on March 9, 2017).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.